Exhibit 21

                     Computone Corporation and Subsidiaries

                         Subsidiaries of the Registrant

                                             Jurisdiction of       Percent of
                                              Incorporation          Voting
Name of corporation                          Or Organization    Securities Held
-------------------                          ---------------    ---------------

Ladia Communications Technologies, Inc.         Delaware             100%

New Computone Corporation                       Delaware             100%